Exhibit 4.7

Execution Copy

CONTRIBUTION AND DISTRIBUTION AGREEMENT

This Contribution and Distribution Agreement (this “Agreement”) is made and entered into as of February 27, 2015, by and among Targa Resources Corp., a Delaware corporation (“TRC”), Targa Resources Partners LP, a Delaware limited partnership (“TRP”), Targa Resources GP LLC, a Delaware limited liability company and the general partner of TRP (“TRP GP”), Targa Resources Investments Sub Inc., a Delaware corporation (“Targa Investments”), TRI Resources Inc., a Delaware corporation (“TRI”), Targa Resources LLC, a Delaware limited liability company (“Targa Holdings”), Targa GP Inc., a Delaware corporation (“Targa GP”), Atlas Energy, L.P., a Delaware limited partnership (“ATLS”) and Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (“APL GP”). TRC, TRP, TRP GP, Targa Investments, TRI, Targa Holdings, Targa GP, ATLS and APL GP are sometimes hereinafter each referred to as a “Party” and are collectively referred to as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of October 13, 2014, by and among TRC, Trident GP Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of TRC (“GP Merger Sub”), ATLS and Atlas Energy GP, LLC, a Delaware limited liability company, ATLS will merge (the “ATLS Merger”) with and into GP Merger Sub, with ATLS surviving the ATLS Merger;

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “APL Merger Agreement”), dated as of October 13, 2014, by and among TRC, TRP, TRP GP, Trident MLP Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of TRP (“MLP Merger Sub”), ATLS, Atlas Pipeline Partners, L.P., a Delaware limited partnership (“APL”), and APL GP, APL will merge (the “APL Merger”) with and into MLP Merger Sub, with APL surviving the APL Merger;

WHEREAS, immediately following the effective time of the ATLS Merger and prior to the effective time of the APL Merger, APL GP owns certain common units representing limited partner interests in APL (the “APL GP APL Interests”), which, as of the effective time of the APL Merger, will be converted into the right to receive the Merger Consideration (as defined in the APL Merger Agreement);

WHEREAS, immediately following the effective time of the ATLS Merger and prior to the effective time of the APL Merger, APL GP desires to grant, distribute, transfer, assign and convey all of the APL GP APL Interests to ATLS (the “APL GP APL Interests Distribution”);

WHEREAS, ATLS owns 100% of the membership interests in APL GP, which rights constitute all of the issued and outstanding equity interests in APL GP (the “APL GP Interests”);

WHEREAS, (i) immediately following the effective time of the ATLS Merger and the APL GP APL Interests Distribution, ATLS desires to grant, distribute, transfer, assign and convey all of the APL GP Interests to TRC, (ii) immediately following such distribution, TRC desires to grant, contribute, transfer, assign and convey all of the APL GP Interests to Targa

Investments, (iii) immediately following such contribution, Targa Investments desires to grant, contribute, transfer, assign and convey all of the APL GP Interests to TRI, (iv) immediately following such contribution, TRI desires to grant, contribute, transfer, assign and convey all of the APL GP Interests to Targa Holdings, (v) immediately following such contribution, Targa Holdings desires to grant, contribute, transfer, assign and convey all of the APL GP Interests to Targa GP, (vi) immediately following such contribution, Targa GP desires to grant, contribute, transfer, assign and convey all of the APL GP Interests to TRP GP and (vii) immediately following such contribution, TRP GP desires to grant, contribute, transfer, assign and convey all of the APL GP Interests to TRP;

WHEREAS, simultaneously with the execution of this Agreement, TRP GP will enter into Amendment No. 4 (“Amendment No. 4”) to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 14, 2007, as amended by Amendment No. 1 thereto dated as of May 13, 2008, Amendment No. 2 thereto dated as of May 25, 2012, and Amendment No. 3 thereto dated as of the date hereof, pursuant to which TRP will issue to TRP GP a special general partner interest in TRP representing capital account credit equal to the fair market value of the APL GP Interests;

WHEREAS, ATLS owns all of the issued and outstanding equity interests in Atlas America Mid-Continent, Inc., a Delaware corporation (the “Atlas America Interests”);

WHEREAS, (i) immediately following the effective time of the ATLS Merger, ATLS desires to grant, distribute, transfer, assign and convey all of the Atlas America Interests to TRC (ii) immediately following such distribution, TRC desires to grant, contribute, transfer, assign and convey all of the Atlas America Interests to Targa Investments, (iii) immediately following such contribution, Targa Investments desires to grant, contribute, transfer, assign and convey all of the Atlas America Interests to TRI and (iv) immediately following such contribution, TRI desires to grant, contribute, transfer, assign and convey all of the Atlas America Interests to Targa Holdings;

WHEREAS, immediately following the effective time of the ATLS Merger and the APL GP APL Interests Distribution and prior to the effective time of the APL Merger, ATLS owns certain common units representing limited partner interests in APL (including the APL GP APL Interests, the “APL Interests”), which, as of the effective time of the APL Merger, will be converted into the right to receive the Merger Consideration (as defined in the APL Merger Agreement);

WHEREAS, (i) immediately following the effective time of the ATLS Merger and prior to the effective time of the APL Merger, ATLS desires to grant, distribute, transfer, assign and convey all of the APL Interests to TRC, (ii) immediately following such distribution, TRC desires to grant, contribute, transfer, assign and convey all of the APL Interests to Targa Investments, (iii) immediately following such contribution, Targa Investments desires to grant, contribute, transfer, assign and convey all of the APL Interests to TRI, (iv) immediately following such contribution, TRI desires to grant, contribute, transfer, assign and convey all of the APL Interests to Targa Holdings and (v) immediately following such contribution, Targa Holdings desires to grant, contribute, transfer, assign and convey all of the APL Interests to Targa GP;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Parties do hereby agree as follows:

AGREEMENTS

1. APL GP APL Interests Distribution. Immediately following the effective time of the ATLS Merger and prior to the effective time of the APL Merger, APL GP grants, distributes, transfers, assigns and conveys to ATLS, its successors and assigns, to have and to hold forever (a) the APL GP APL Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP APL Interests or deriving from the APL GP APL Interests and, subject to the provisions of this Agreement, all of APL GP’s duties, liabilities and obligations under, or arising in connection with, the APL GP APL Interests, and ATLS hereby accepts such interest and the burdens associated therewith.

2. APL GP Distribution and Contributions.

a.	Immediately following the effective time of the APL GP APL Interests Distribution set forth in Section 1, ATLS grants, distributes, transfers, assigns and conveys to TRC, its successors and assigns, to have and to hold forever (a) the APL GP Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP Interests or deriving from the APL GP Interests and, subject to the provisions of this Agreement, all of ATLS’s duties, liabilities and obligations under, or arising in connection with, the APL GP Interests, and TRC hereby accepts such interest and the burdens associated therewith.

b.	Immediately following the transactions set forth in Section 2(a), TRC grants, contributes, transfers, assigns and conveys to Targa Investments, its successors and assigns, to have and to hold forever (a) the APL GP Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP Interests or deriving from the APL GP Interests and, subject to the provisions of this Agreement, all of TRC’s duties, liabilities and obligations under, or arising in connection with, the APL GP Interests, and Targa Investments hereby accepts such interest and the burdens associated therewith.

c.	Immediately following the transactions set forth in Section 2(b), Targa Investments grants, contributes, transfers, assigns and conveys to TRI, its successors and assigns, to have and to hold forever (a) the APL GP Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP Interests or deriving from the APL GP Interests and, subject to the provisions of this Agreement, all of Targa Investments’ duties, liabilities and obligations under, or arising in connection with, the APL GP Interests, and TRI hereby accepts such interest and the burdens associated therewith.

d.	Immediately following the transactions set forth in Section 2(c), TRI grants, contributes, transfers, assigns and conveys to Targa Holdings, its successors and assigns, to have and to hold forever (a) the APL GP Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP Interests or deriving from the APL GP Interests and, subject to the provisions of this Agreement, all of TRI’s duties, liabilities and obligations under, or arising in connection with, the APL GP Interests, and Targa Holdings hereby accepts such interest and the burdens associated therewith.

e.	Immediately following the transactions set forth in Section 2(d), Targa Holdings grants, contributes, transfers, assigns and conveys to Targa GP, its successors and assigns, to have and to hold forever (a) the APL GP Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP Interests or deriving from the APL GP Interests and, subject to the provisions of this Agreement, all of Targa Holdings’ duties, liabilities and obligations under, or arising in connection with, the APL GP Interests, and Targa GP hereby accepts such interest and the burdens associated therewith.

f.	Immediately following the transactions set forth in Section 2(e), Targa GP grants, contributes, transfers, assigns and conveys to TRP GP, its successors and assigns, to have and to hold forever (a) the APL GP Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP Interests or deriving from the APL GP Interests and, subject to the provisions of this Agreement, all of Targa GP’s duties, liabilities and obligations under, or arising in connection with, the APL GP Interests, and TRP GP hereby accepts such interest and the burdens associated therewith.

g.	Immediately following the transactions set forth in Section 2(f), (i) TRP GP grants, contributes, transfers, assigns and conveys to TRP, its successors and assigns, to have and to hold forever (A) the APL GP Interests and (B) any and all income, distributions, value, rights, benefits and privileges associated with the APL GP Interests or deriving from the APL GP Interests and, subject to the provisions of this Agreement, all of TRP GP’s duties, liabilities and obligations under, or arising in connection with, the APL GP Interests, in exchange for the issuance by TRP to TRP GP of a special general partner interest in TRP representing capital account credit equal to the fair market value of the APL GP Interests that entitles TRP GP to any and all cost recovery deductions available to TRP with respect to the tax basis of the APL GP Interests (and the underlying TRP assets attributable thereto), and TRP hereby accepts such interest and the burdens associated therewith, and (ii) TRP hereby grants, distributes, transfers, assigns, conveys and issues such special general partner interest to TRP GP with the rights and obligations as set forth in Amendment No. 4 and TRP GP hereby accepts such interest and the burdens associated therewith.

3. Atlas America Distribution and Contributions.

a.	Immediately following the effective time of the ATLS Merger, ATLS grants, distributes, transfers, assigns and conveys to TRC, its successors and assigns, to have and to hold forever (a) the Atlas America Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the Atlas America Interests or deriving from the Atlas America Interests and, subject to the provisions of this Agreement, all of ATLS’s duties, liabilities and obligations under, or arising in connection with, the Atlas America Interests, and TRC hereby accepts such interest and the burdens associated therewith.

b.	Immediately following the transactions set forth in Section 3(a), TRC grants, contributes, transfers, assigns and conveys to Targa Investments, its successors and assigns, to have and to hold forever (a) the Atlas America Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the Atlas America Interests or deriving from the Atlas America Interests and, subject to the provisions of this Agreement, all of TRC’s duties, liabilities and obligations under, or arising in connection with, the Atlas America Interests, and Targa Investments hereby accepts such interest and the burdens associated therewith.

c.	Immediately following the transactions set forth in Section 3(b), Targa Investments grants, contributes, transfers, assigns and conveys to TRI, its successors and assigns, to have and to hold forever (a) the Atlas America Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the Atlas America Interests or deriving from the Atlas America Interests and, subject to the provisions of this Agreement, all of Targa Investments’ duties, liabilities and obligations under, or arising in connection with, the Atlas America Interests, and TRI hereby accepts such interest and the burdens associated therewith.

d.	Immediately following the transactions set forth in Section 3(c), TRI grants, contributes, transfers, assigns and conveys to Targa Holdings, its successors and assigns, to have and to hold forever (a) the Atlas America Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the Atlas America Interests or deriving from the Atlas America Interests and, subject to the provisions of this Agreement, all of TRI’s duties, liabilities and obligations under, or arising in connection with, the Atlas America Interests, and Targa Holdings hereby accepts such interest and the burdens associated therewith.

4. APL Interests Distribution and Contributions.

a.	Immediately following the effective time of the ATLS Merger and the transactions set forth in Section 1 and prior to the effective time of the APL Merger, ATLS grants, distributes, transfers, assigns and conveys to TRC, its successors and assigns, to have and to hold forever (a) the APL Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL Interests or deriving from the APL Interests and, subject to the provisions of this Agreement, all of ATLS’s duties, liabilities and obligations under, or arising in connection with, the APL Interests, and TRC hereby accepts such interest and the burdens associated therewith.

b.	Immediately following the transactions set forth in Section 4(a) and prior to the effective time of the APL Merger, TRC grants, contributes, transfers, assigns and conveys to Targa Investments, its successors and assigns, to have and to hold forever (a) the APL Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL Interests or deriving from the APL Interests and, subject to the provisions of this Agreement, all of TRC’s duties, liabilities and obligations under, or arising in connection with, the APL Interests, and Targa Investments hereby accepts such interest and the burdens associated therewith.

c.	Immediately following the transactions set forth in Section 4(b) and prior to the effective time of the APL Merger, Targa Investments grants, contributes, transfers, assigns and conveys to TRI, its successors and assigns, to have and to hold forever (a) the APL Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL Interests or deriving from the APL Interests and, subject to the provisions of this Agreement, all of Targa Investments’ duties, liabilities and obligations under, or arising in connection with, the APL Interests, and TRI hereby accepts such interest and the burdens associated therewith.

d.	Immediately following the transactions set forth in Section 4(c) and prior to the effective time of the APL Merger, TRI grants, contributes, transfers, assigns and conveys to Targa Holdings, its successors and assigns, to have and to hold forever (a) the APL Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL Interests or deriving from the APL Interests and, subject to the provisions of this Agreement, all of TRI’s duties, liabilities and obligations under, or arising in connection with, the APL Interests, and Targa Holdings hereby accepts such interest and the burdens associated therewith.

e.	Immediately following the transactions set forth in Section 4(d) and prior to the effective time of the APL Merger, Targa Holdings grants, contributes, transfers, assigns and conveys to Targa GP, its successors and assigns, to have and to hold forever (a) the APL Interests and (b) any and all income, distributions, value, rights, benefits and privileges associated with the APL Interests or deriving from the APL Interests and, subject to the provisions of this Agreement, all of Targa Holdings’ duties, liabilities and obligations under, or arising in connection with, the APL Interests, and Targa GP hereby accepts such interest and the burdens associated therewith.

5. Further Assurances. From time to time after the date first above written, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

6. Binding Effect. This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

7. Governing Law; Wavier of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

8. Amendment or Modification. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by all of the Parties.

9. No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

10. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

11. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties.

12. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

TARGA RESOURCES CORP.

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

TARGA RESOURCES PARTNERS LP

By:	Targa Resources GP LLC, its general partner

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

TARGA RESOURCES GP LLC

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

TARGA RESOURCES INVESTMENTS SUB INC.

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

TRI RESOURCES INC.

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

SIGNATURE PAGE

CONTRIBUTION AND DISTRIBUTION AGREEMENT

TARGA RESOURCES LLC

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

TARGA GP INC.

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

ATLAS ENERGY, L.P.

By:	Atlas Energy GP, LLC, its
general partner

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

ATLAS PIPELINE PARTNERS GP, LLC

By:	/s/ Joe Bob Perkins
Name:	Joe Bob Perkins
Title:	Chief Executive Officer

SIGNATURE PAGE

CONTRIBUTION AND DISTRIBUTION AGREEMENT